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                                                                  Exhibit 8(fff)

                          FORM OF JANUS INVESTMENT FUND

                            ADMINISTRATION AGREEMENT

                             JANUS SMART PORTFOLIOS

     THIS ADMINISTRATION AGREEMENT (the "Agreement") is made this ______ day of ____________, 2005, between JANUS INVESTMENT FUND, a Massachusetts business trust (the "Trust"), on behalf of Janus Smart Portfolio--Growth, Janus Smart Portfolio--Moderate, and Janus Smart Portfolio--Conservative (the "Portfolios"), each a separate series of the Trust, and JANUS CAPITAL MANAGEMENT LLC, a Delaware limited liability company ("JCM").

                                   WITNESSETH:

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered its shares for public offering under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the Trust is authorized to create separate funds, each with its own separate investment portfolio of which the beneficial interests are represented by a separate series of shares of the Trust; and

     WHEREAS, the Trust and JCM have entered into separate agreements for the provision of investment advisory services with respect to each of the Portfolios; and

     WHEREAS, the Trust and Janus Services LLC ("Janus Services") have entered into a separate agreement for the provision of transfer agency services with respect to the Portfolios; and

     WHEREAS, the Trust and JCM deem it mutually advantageous that JCM should assist the Trustees and officers of the Trust in the administration of the Portfolios.

     NOW, THEREFORE, the parties agree as follows:

     1. Administrative Services. JCM shall provide, or arrange for and supervise the provision by others of the following services to the Portfolios that are incidental to their operations and business: custody and fund accounting services; shareholder servicing; provision of office facilities and personnel necessary to carry on the business of the Portfolios; preparation and filing of all documents necessary to obtain and maintain registration and qualification of the shares of each Portfolio with the Securities and Exchange Commission and state securities commissions; clerical, recordkeeping and bookkeeping services; preparation of reports for distribution to shareholders of the Portfolios; preparation of prospectuses, statements of additional information and proxy statements for the Portfolios; preparation and filing of the Portfolios' required tax reports; preparation of materials for all meetings of the Trustees (as such materials pertain to a Portfolio);
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preparation and review of contracts to which a Portfolio is a party; monitoring and reporting to Trust officers the Portfolios' compliance with investment policies and restrictions as set forth in the currently effective prospectus and statement of additional information of the Portfolios.

     2. Other Services. JCM is hereby authorized to furnish advice and recommendations with respect to such other aspects of the business and affairs of the Portfolios as the Portfolios shall determine to be desirable.

     3. Obligations of Trust. The Trust shall have the following obligations under this Agreement:

          a. to keep JCM continuously and fully informed as to the composition of each Portfolio's investment portfolio and the nature of all of its assets and liabilities from time to time;

          b. to furnish JCM with a certified copy of any financial statement or report prepared for the Portfolios by certified or independent public accountants and with copies of any financial statements or reports made to the Portfolios' shareholders or to any governmental body or securities exchange;

          c. to furnish JCM with certified copies of the minutes of any and all meetings of the Trustees of the Trust, together with any exhibits presented to the Trustees at such meetings;

          d. to furnish JCM with any further materials or information which JCM may reasonably request to enable it to perform its functions under this Agreement; and

          e. to reimburse JCM for its expenses incurred hereunder in accordance with the provisions hereof.

     4. Compensation. No compensation is payable to JCM for the administrative services provided to the Smart Portfolios pursuant to this agreement.

     5. Expenses Borne by JCM. Except for those expenses borne by the Trust pursuant to Section 6 below, JCM shall bear all expenses incurred in connection with the operation of the Smart Portfolios.

     6. Expenses Borne by the Trust. The Trust shall bear the following expenses: any compensation, fees, or reimbursements which the Trust pays to its Trustees who are not interested persons of JCM ("Independent Trustees"); fees and expenses of counsel to the Independent Trustees; fees and expenses of consultants to the Portfolios; audit expenses; brokerage commissions and all other expenses in connection with execution of portfolio transactions; interest; all federal, state and local taxes (including stamp, excise, income and franchise taxes); expenses of shareholder meetings, including the preparation, printing and distribution of proxy statements, notices and reports to


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shareholders; expenses of printing and mailing to existing shareholders prospectuses, statements of additional information, shareholder reports and other materials required to be mailed to shareholders by federal or state laws or regulations; transfer agency fees and expenses payable pursuant to a transfer agency agreement between the Trust and Janus Services on behalf of the Portfolios; and any litigation and other extraordinary expenses.

     7. Termination. This Agreement may be terminated at any time, without penalty, by the Trustees of the Trust, or by the shareholders of the Trust acting by vote of at least a majority of its outstanding voting securities (as defined in the 1940 Act), provided in either case that sixty (60) days advance written notice of termination be given to JCM at its principal place of business. This Agreement may be terminated by JCM at any time, without penalty, by giving sixty (60) days advance written notice of termination to the Trust, addressed to its principal place of business.

     8. Term. This Agreement shall continue in effect until July 1, 2007, and for successive annual periods thereafter unless sooner terminated in accordance with Section 7 hereof.

     9. Amendments. This Agreement may be amended by the parties only if such amendment is in writing and signed by the parties to this Agreement.

     10. Allocation of Expenses.

          a. The Trustees shall determine the basis for making an appropriate allocation of the Trust's expenses (other than those directly attributable to a Portfolio) between each Portfolio and the other series of the Trust.

          b. JCM will furnish to the Trustees such information as to the nature and amounts of the expenses incurred by JCM in performing its obligations under this Agreement as the Trustees may reasonably require in order to enable the Trustees to allocate expenses as provided in paragraphs (a) of this Section 10.

     11. Limitation of Personal Liability. All the parties hereto acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Portfolios and that no Trustee, officer or holder of shares of beneficial interest of the Trust shall be personally liable for any of the foregoing liabilities. The Trust's Declaration of Trust, as amended from time to time, is on file in the Office of the Secretary of State of the Commonwealth of Massachusetts. Such Declaration of Trust describes in detail the respective responsibilities and limitations on liability of the Trustees, officers and holders of shares of beneficial interest of the Trust.

     12. Limitation of Liability of JCM. JCM shall not be liable for any error of judgment or mistake of law, for any loss arising out of this Agreement, or for any act or omission taken with respect to the Trust, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder and except to the extent otherwise provided by law. As used in this Section 12, "JCM" shall include any affiliate


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of JCM or any other person retained by JCM performing services for the Trust contemplated hereunder and directors, officers and employees of JCM and such affiliates or any such person.

     13. Activities of JCM. The services of JCM to the Trust hereunder are not to be deemed to be exclusive, and JCM and its affiliates are free to render services to other parties. It is understood that Trustees, officers and shareholders of the Trust are or may become interested in JCM as directors, officers and shareholders of JCM, that directors, officers, employees and shareholders of JCM are or may become similarly interested in the Trust, and that JCM may become interested in the Trust as a shareholder or otherwise.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Administration Agreement as of the date and year first above written.

                                        JANUS CAPITAL MANAGEMENT LLC


                                        By:
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                                            David R. Martin, Chief Financial
                                            Officer and Executive Vice President


                                        JANUS INVESTMENT FUND


                                        By:
                                            ------------------------------------
                                            Girard C. Miller, President and
                                            Chief Executive Officer


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